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MACK-CALI REALTY CORPORATION
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Mack-Cali Announces Steps to Accelerate the Ongoing Board Refreshment Process and Further Improve Corporate Governance

JERSEY CITY, N.J., June 12, 2019 — Mack-Cali Realty Corporation (NYSE: CLI) (the “Company” or “Mack-Cali”) today announced that, in an effort to accelerate the Company’s ongoing process to refresh its Board of Directors, four of the Company’s current directors, David S. Mack, Nathan Gantcher, Alan G. Philibosian and Vincent Tese, have decided not to stand for re-election at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for today, June 12, 2019.  Accordingly, the Company has withdrawn its previous nominations of Messrs. Mack, Gantcher, Philibosian and Tese to stand for election to the Board at the Annual Meeting.  As a result of the Company’s withdrawal of these four candidates from nomination, eleven individuals remain nominated to stand for election as directors at the Annual Meeting, all of whom will be elected to the Board at the Annual Meeting.

The Company also announced that, in furtherance of the Mack-Cali Board’s commitment to corporate governance best practices, the Company intends to take the following steps promptly after the Annual Meeting:

•                  opt out of Maryland’s unsolicited takeovers statute (“MUTA”), which permits the Mack-Cali Board of Directors to re-classify itself without a shareholder vote, by Board resolution; and

•                  rescind the so-called Mack Agreement, which enables the Mack family to nominate up to three directors to the Mack-Cali Board.

In addition, as previously announced, the Mack-Cali Board intends to form a committee of independent directors to review the Company’s strategic direction and all available alternatives for maximizing stockholder value, including a potential sale of the Company or certain of its assets.

“Over the past several weeks, members of the Mack-Cali Board have met with many of our stockholders and heard their views, including their desire for change, and the Board has heeded their wishes,” said William L. Mack, Chairman of the Mack-Cali Board of Directors.  “Today’s actions will accelerate the comprehensive process to refresh the Board and further improve corporate governance that the Company has been pursuing for the past several years.  We thank David Mack, Nathan Gantcher, Alan Philibosian and Vincent Tese for their invaluable contributions to the Company as directors on the Mack-Cali Board.  We welcome the Company’s newly elected directors to the Board and look forward to working collaboratively with them to continue to create value for our stockholders.”

“As an advocate of change, I know every process has benefits and detriments. The steps announced today will allow the Company to be responsive to the wishes of our stockholders,” said Michael J. DeMarco, Chief Executive Officer of Mack-Cali.  “I believe when our stockholders and the proxy advisor services look at the body of change in the Board and stockholder rights, we will be viewed as one of the best companies in our sector.  We will continue to maintain an active and productive dialogue with all of our stockholders as we continue to execute on our strategic plan and build a stronger and more focused company that creates long-term value for stockholders.  The Company’s management team looks forward to working with the entire Board, including the newly elected directors, to advance Mack-Cali’s Waterfront Strategy and ongoing portfolio transformation.  On a personal note, I want to strongly echo Bill Mack’s comments regarding Nate, Al, Vince and David. It has been a great pleasure to work with each of them and want to convey my thanks for their thoughtful advice, wisdom and support. They will be missed!”

About Mack-Cali Realty Corporation

One of the country’s leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout New Jersey.  Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city’s flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

Forward-Looking Statements

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Important Additional Information and Where to Find It

This press release may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s stockholders in connection with the 2019 Annual Meeting of Stockholders (the “Annual Meeting”).  The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a definitive proxy statement and accompanying WHITE proxy card in connection with the Annual Meeting.  The definitive proxy statement contains important information about the Company, the Annual Meeting and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC on the SEC’s website, at www.sec.gov.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER

RELEVANT SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

Mack-Cali, its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting.  Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company is set forth in the definitive proxy statement and other relevant solicitation materials filed by the Company.  These documents, and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies are available at no charge on the Company’s website at https://www.mack-cali.com.

Contacts:

David Smetana Mack-Cali Realty Corporation Chief Financial Officer (732) 590-1035 dsmetana@mack-cali.com	Deidre Crockett Mack-Cali Realty Corporation Senior Vice President, Corporate Communications and Investor Relations (732) 590-1025 dcrockett@mack-cali.com

Proxy Solicitor: Lawrence E. Dennedy MacKenzie Partners, Inc. (212) 929-5500 ldennedy@mackenziepartners.com	Media Contacts: Andrew Siegel / Viveca Tress Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449